Exhibit 99.1

For Immediate Release	Contact: Bob DeFillippo
February 13, 2013	(973) 802-4149

Robert Falzon named CFO of Prudential Financial;

Rich Carbone retires from the role after 16 years

Ken Tanji named treasurer;

John Hanrahan appointed CAO and CFO for International;

Shoichiro Ichitani appointed president of Prudential of Japan

NEWARK, N.J. – Prudential Financial, Inc. (NYSE:PRU) has named Robert Falzon as executive vice president and chief financial officer (CFO), succeeding the retiring Rich Carbone and reporting to Vice Chairman Mark Grier, effective March 4. Carbone held the CFO position for 16 years, helping to transform Prudential from a mutual to a public company during one of the most turbulent decades for the U.S. economy. Prudential also announced that Ken Tanji will become senior vice president and treasurer, reporting to Falzon; John Hanrahan will return to the U.S. to become senior vice president, chief administrative officer (CAO) and CFO for the International Businesses; and Shoichiro Ichitani will succeed Hanrahan as president of Prudential of Japan. Hanrahan and Ichitani’s new roles will become effective on April 1.

“Prudential has benefited greatly from Rich’s keen intellect and vast experience. We are deeply grateful for his distinguished service and many contributions to the company,” said Prudential Chairman and CEO John Strangfeld. “We are also privileged to have a talented bench within our finance organization, and I am pleased that Rob Falzon will become our next CFO. As Prudential’s treasurer, he has developed a deep understanding of the company and its businesses. This knowledge and his experience in managing the company’s capital and liquidity, corporate finance, banking and cash management will serve him well in his new role.”

“Rich brought discipline and a high standard of excellence to everything he did. His role in building a world-class finance organization will stand as a lasting legacy,” said Grier. “Rob’s

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previous experience and 15-year career in a variety of roles at Prudential have given him a strong foundation to be our next CFO. Prior to his role as treasurer, he was a managing director in the Investment Banking Group at Prudential Securities, where he managed numerous public and private equity offerings and worked extensively on mergers and acquisitions. In addition, he worked in Prudential Real Estate Investors’ Global Merchant Banking Group and was CEO of its European business.”

Carbone joined Prudential as CFO in July of 1997 and was elected executive vice president in 2008. Previously, he was the global controller of Salomon, Inc., and a managing director of Salomon Brothers. He also served for a brief period as CFO of Salomon Brothers Europe, based in London. Prior to Salomon Brothers, he was senior vice president and controller from 1988 to 1993. In 1993, he joined the Bankers Trust Individual Services Group as managing director, supervising the Brokerage, Banking, Trust and Custody areas for the Private Banking Business.

He began his career at Price Waterhouse & Co. in 1976, and left to join E.F. Hutton Group, Inc. in 1981, where he rose to senior vice president and deputy controller. He received an MBA from St. John’s University and is a Certified Public Accountant. Carbone was an officer in the United States Marine Corps from 1969 to 1972, serving as a platoon commander in Vietnam. Today, he is an advocate for veterans and has worked tirelessly on their behalf.

Although retiring from the CFO position, Carbone has agreed to continue serving as an executive vice president. In this role, he will provide transitional support and strategic leadership on certain projects.

Falzon, who was appointed senior vice president and treasurer of Prudential, in 2009, holds an MBA in finance and accounting from Columbia University and graduated magna cum laude and Phi Beta Kappa with a B.A. in economics from Rutgers University. In addition, is a CFA charterholder, obtained his designation as a Certified Public Accountant and is a member of the CFA Institute and the New York Society of Security Analysts.

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The company also promoted Ken Tanji to treasurer, replacing Falzon. Tanji previously served as CFO for the company’s International Businesses and was responsible for financial and actuarial oversight of the International Insurance companies outside the United States, as well as financial oversight of the International Investments and Global Commodities businesses. Before that, he served as vice president of Finance and senior financial officer of Prudential Annuities, which he joined in 2006, with responsibility for its financial reporting, planning, analysis and capital management functions. In addition, he was the business representative for Prudential’s retail brokerage joint venture with Wachovia Securities.

Previously, Tanji served as vice president of Finance for Prudential’s asset management businesses, including Prudential Investment Management, Prudential Investments, Prudential Mortgage Capital Company and Prudential Real Estate Investors. He was also director of Finance for Prudential’s Investment Division and held various positions with Prudential Securities’ Private Client and Debt Capital Markets Groups. Tanji joined Prudential in 1988 with the group insurance and healthcare operation in Minneapolis. He holds a bachelor’s degree in economics from Yale University and an MBA in finance from the University of Minnesota. He is a Chartered Financial Analyst.

Taking the position of CAO and CFO of Prudential’s International Businesses is John Hanrahan, who since January 2010 has served as president and CEO of The Prudential Life Insurance Company, Ltd., Prudential’s flagship Life Planner operation, which is headquartered in Tokyo and known as Prudential of Japan (POJ). Prior to his assignment at POJ, Hanrahan was chief financial officer for Prudential’s International Businesses. In this role, he was responsible for financial and actuarial oversight of the International Insurance companies outside the United States, as well as financial oversight of the Investments and Global Commodities businesses.

After joining Prudential in 1978 as an actuarial associate, Hanrahan gained broad exposure to the enterprise in a variety of assignments, including positions in Equity Management, Systems, Marketing, Actuarial and Product Development and Group Insurance. In 1991, he transferred to the International Insurance Department as vice president, Actuarial and Financial Services.

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Hanrahan transferred to Prudential’s Eastern Home Office in 1992 and headed the Life Operations unit of Prudential Insurance in the New York and New England territory. In 1995, he returned to Corporate as vice president, actuarial support in Operations and Systems. Hanrahan rejoined the International Insurance group in March 1997 as chief financial officer. In August 2007, he added responsibilities for the International Investment businesses. John received a B.S. from Stevens Institute and also holds the FSA, CFA, CLU and ChFC designations.

Shoichiro Ichitani, who is currently director, executive vice president and chief marketing officer at POJ, was named president and CEO of POJ, succeeding Hanrahan. Ichitani joined POJ as a Life Planner in 1991 and subsequently served as one of the company’s top sales managers. From 1997 to 2005, he was agency manager for the Shutoken 5 Agency. He then served as CMO for several regions over the next three years. Ichitani holds a degree in economics from Kwansei Gakuin University.

Prudential Financial, Inc. (NYSE: PRU), a financial services leader with approximately $1.060 trillion of assets under management as of December 31, 2012, has operations in the United States, Asia, Europe, and Latin America. Prudential’s diverse and talented employees are committed to helping individual and institutional customers grow and protect their wealth through a variety of products and services, including life insurance, annuities, retirement-related services, mutual funds and investment management. In the U.S., Prudential’s iconic Rock symbol has stood for strength, stability, expertise and innovation for more than a century. For more information, please visit www.news.prudential.com.